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                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                                    NQL INC.
                            (A DELAWARE CORPORATION)
                                       AND
                               ALPHA MICROSYSTEMS
                           (A CALIFORNIA CORPORATION)

      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2000 (this "Agreement") is between NQL Inc., a Delaware corporation ("NQL"), and Alpha Microsystems, a California corporation ("AMS"). NQL and AMS are sometimes referred to herein as the "Constituent Corporations."

                                R E C I T A L S:
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        A.     NQL is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of 45,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 5,000,000, par value $.001, of which 2,500 shares have been designated as Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,500 shares have been designated as Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock, 7,000 shares have been designated as Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,000 shares have been designated as Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock, 17,500 shares have been designated as Class D Cumulative, Redeemable and Exchangeable Preferred Stock, 12,000 shares have been designated as Class E Cumulative, Redeemable and Exchangeable Preferred Stock and 100 shares have been designated as Voting Preferred Stock. No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is 40,000,000, par value $.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, 1,000 shares of Common Stock were issued and outstanding, all of which were held by AMS.

        B. AMS is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 45,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 5,000,000, no par value, of which 2,500 shares have been designated as Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,500 shares have been designated as Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock, 7,000 shares have been designated as Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,000 shares have been designated as Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock, 17,500 shares have been designated as Class D Cumulative, Redeemable and Exchangeable Preferred Stock, 12,000 shares have been designated as Class E Cumulative, Redeemable and Exchangeable Preferred Stock and 100 shares have been designated as Voting Preferred Stock. Of these designated shares of Preferred Stock, 2,500 shares of Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,500 shares of Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock, 7,000 shares of Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,000 shares of Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock, 391 shares of Class E Cumulative, Redeemable and Exchangeable Preferred Stock and one share of Voting Preferred Stock are presently outstanding. The number of shares of Common Stock authorized to be issued is 40,000,000, no par value, of which 14,143,129 are presently outstanding.

        C. The Board of Directors of AMS has determined that, for the purpose of effecting the reincorporation of AMS in the State of Delaware, it is advisable and in the best interests of AMS that AMS merge with and into NQL upon the terms and conditions herein provided.

        D. The respective Boards of Directors of NQL and AMS have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.



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        E.     NQL is a wholly-owned subsidiary of AMS.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, NQL and AMS hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

        1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the General Corporation Law of the State of California, AMS shall be merged with and into NQL (the "Merger"), the separate existence of AMS shall cease and NQL shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be NQL Inc., a Delaware corporation.

        1.2 FILING AND EFFECTIVENESS. The Merger shall not become effective until the following actions shall be completed:

               (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of AMS and the sole stockholder of NQL in accordance with the requirements of the Delaware General Corporation Law and the General Corporation Law of the State of California;

               (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

               (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

               (d) An executed counterpart of this Agreement, a Certificate of Merger or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

        The date and time when the Merger shall become effective as aforesaid, is herein called the "Effective Date of the Merger."

        1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of AMS shall cease and NQL, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and AMS's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of AMS in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of NQL as constituted immediately prior to the Effective Date of the Merger, and
        (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of AMS in the same manner as if NQL had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of NQL as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.2 BYLAWS. The Bylaws of NQL as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.



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        2.3    DIRECTORS AND OFFICERS. The directors and officers of NQL
immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

        3.1 AMS COMMON SHARES AND PREFERRED SHARES. Upon the Effective Date of the Merger, (a) each share of AMS Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation, (b) each share of AMS Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock of the Surviving Corporation, (c) each share of AMS Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock of the Surviving Corporation, (d) each share of AMS Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock of the Surviving Corporation, (e) each share of AMS Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock of the Surviving Corporation, (f) each share of AMS Class D Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Class D Cumulative, Redeemable and Exchangeable Preferred Stock of the Surviving Corporation, (g) each share of AMS Class E Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Class E Cumulative, Redeemable and Exchangeable Preferred Stock of the Surviving Corporation, and (h) each share of AMS Voting Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Voting Preferred Stock of the Surviving Corporation.

        3.2 AMS OPTIONS AND STOCK PURCHASE RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including the 1993 Employee Stock Option Plan, the Employee Stock Purchase Plan, and the 1998 Stock Option and Award Plan) and all other employee benefit plans of AMS. Each outstanding and unexercised option, warrant or other right to purchase AMS Common Stock shall become an option, warrant or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of AMS Common Stock issuable pursuant to any such option, warrant or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such AMS option, warrant or stock purchase right at the Effective Date of the Merger. There are no options or purchase rights for Preferred Stock of AMS.

        A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of AMS Common Stock so reserved immediately prior to the Effective Date of the Merger.



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        3.3    NQL COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $.001 per share, of NQL issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by NQL, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of AMS Common Stock and AMS Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or applicable class of Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of AMS Common Stock or AMS Preferred Stock, as the case may be, shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which shares of AMS Common Stock and AMS Preferred Stock were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock and Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock and Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of AMS so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

        If any certificate for shares of NQL stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of NQL that such tax has been paid or is not payable.

                                   IV. GENERAL

        4.1 COVENANTS OF NQL. NQL covenants and agrees that it will, on or before the Effective Date of the Merger:

               4.1.1 Qualify to do business as a foreign corporation in the State of California.

               4.1.2 File any and all documents with the California Franchise Tax Board necessary for the assumption by NQL of all of the franchise tax liabilities of AMS.

               4.1.3 Take such other actions as may be required by the General Corporation Law of the State of California.

        4.2 FURTHER ASSURANCES. From time to time, as and when required by NQL or by its successors or assigns, there shall be executed and delivered on behalf of AMS such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by NQL the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AMS and otherwise to carry out the


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purposes of this Agreement, and the officers and directors of NQL are fully authorized in the name and on behalf of AMS or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either AMS or of NQL, or of both, notwithstanding the approval of this Agreement by the shareholders of AMS.

        4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock or any Constituent Corporation.

        4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

        4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2722 South Fairview Street, Santa Ana, CA 92704, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

        4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

        4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                                  [SIGNATURE PAGE FOLLOWS.]




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        IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of NQL Inc., a Delaware corporation, and Alpha Microsystems, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       NQL INC.,
                                       a Delaware corporation

                                       By: /s/ DOUGLAS J. TULLIO
                                           -------------------------------------
                                           Douglas J. Tullio
                                           President and Chief Executive Officer

ATTEST:

/s/ ROBERT O. RIISKA
----------------------------------
Robert O. Riiska
Secretary

                                       ALPHA MICROSYSTEMS,
                                       a California corporation

                                       By: /s/ DOUGLAS J. TULLIO
                                           -------------------------------------
                                           Douglas J. Tullio
                                           President and Chief Executive Officer

ATTEST:

/s/ ROBERT O. RIISKA
----------------------------------
Robert O. Riiska
Secretary


                           [COUNTERPART SIGNATURE PAGE
                        TO AGREEMENT AND PLAN OF MERGER]



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